UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2025

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1501 Belvedere Rd, Suite 500, Suite 1300

West Palm Beach, Florida 33406

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 776-2402

250 S. Australian Avenue, Suite 1300

West Palm Beach, Florida 33401

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Salary Reinstatement

As noted in the Current Report on Form 8-K filed by PSQ Holdings, Inc., a Delaware corporation (the “Company”) on November 1, 2024, with the Securities and Exchange Commission, effective November 1, 2024, Brad Searle, the Company’s Chief Financial Officer, Sarah Gabel Seifert, the President of our “EveryLifeTM” brand, and Mike Hebert, the Chief Operating Officer of the Company agreed to voluntary compensation decreases to indicate their support for the Company’s cost reduction measures. On February 26, 2025, the compensation committee of the Company (the “Compensation Committee”) determined to reinstate the base salaries for Mr. Searle and Ms. Seifert effective as of the next pay period and reinstate the base salary for Mr. Hebert in full as of January 1, 2025.

Relocation Bonus

In addition, on February 26, 2025, the Compensation Committee approved a one-time special cash relocation bonus of $50,000, after reduction for applicable income tax withholdings, to be paid to Mr. Hebert.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: March 4, 2025	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	Founder, Chairman and Chief Executive Officer

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